Exhibit 10.21


                  INDEPENDENT CLIENT SERVICE AGREEMENT

     This Agreement is made and entered into by and between Universal Broadband Communications, the "client" and Cybertel Communications Corporation, the ("Contractor").

     WHEREAS, the Contractor declares it is engaged in an independent business, and has complied with all federal, state and local laws regarding business permits, insurances and licenses of any kind that may be required to carry out said business and the tasks to be performed under this Agreement; and

     WHEREAS, the Contractor also declares that it has and does provide similar product or services to other clients in addition to contract services provided to the Client; and

     WHEREAS, the Contractor operates a legitimate business and desires to provide services for the Client as set forth herein;

     NOW, THEREFORE, in consideration of the foregoing representations and the following terms and conditions, the parties do hereby agree as follows:

     1. SERVICES TO BE PERFORMED. The Client engages the Contractor and the Contractor agrees to consult and advise on the administration and management of publicly held companies.

     2. TERMS OF PAYMENT. The Client shall pay Contractor for the above-described services, as the same are reasonably and acceptably provided the sum of 1,000,000 shares in free trading stock of the Client. The stock shall be valued at $.50/share. Such shares shall be delivered within five days of the signature dare of this agreement.

     3. PAYROLL OR EMPLOYMENT TAXES. No payroll, income withholding or employment taxes of any kind shall be withheld or paid by the Client with respect to payments to the Contractor. The taxes that are the subject of this paragraph include but are not limited to FICA, FUTA, federal personal income tax, state personal income tax, state disability insurance tax, and state unemployment insurance tax. The Contractor represents and covenants that it has and will file and pay all such payroll, self employment, employment, worker's compensation, withholding and other taxes and reports as the same might be legally due and payable to all applicable state and federal authorities. The Contractor will not be treated as an employee for state or federal tax purposes. The Contractor hereby indemnifies and holds harmless the Client from any and all duty or obligation whatsoever relating to the payment or filing for any and all such taxes, penalties and interest. The Contractor represents that its federal employer identification number is ###-##-####

     4. WORKER'S COMPENSATION. No worker's compensation insurance has been or will be obtained by the Client on account of the Contractor or the Contractor's employees. The Contractor shall register and comply with all applicable worker's compensation laws in all applicable states and the Contractor releases and indemnifies the Client from all liability as to working conditions and the safety or possible injury of the Contractor and its employees.

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     5.   SIGNATURES.  The parties agree that a facsimile signature shall have the same effect as an actual signature.

     6. ENTIRE AGREEMENT. This Agreement shall constitute the entire agreement between the parties and signatories with respect to the subject matter thereof and all prior and contemporaneous conversations, negotiations, possible and alleged agreements, and representations, covenants, and warranties, express or implied, oral or written, with respect to the subject matter thereof, are waived, merged herein and superseded hereby. There are no other agreements, representations, covenants or warranties not set forth herein. The terms of this Agreement may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend and agree that this Agreement constitute the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any involving this Agreement. No part of this Agreement may be amended or modified in any way unless such amendment or modification is expressed in a writing signed by all parties to the Agreement.

     7. ARBITRATION. Any arbitration pursuant to the terms of this Paragraph 7 shall occur no later than six (6) months from the date a notice of intent to arbitrate is served upon a receiving party by a noticing party. Any party to the arbitration shall be entitled to all forms of discovery provided for under the Federal Rules of Civil Procedure. Further, discovery may be served with the notice of intent to arbitrate described in this paragraph 7.

     8. CONSTRUCTION. This Agreement was drafted jointly by the parties and its provisions shall not be construed against either party.

     9. JURISDICTIONAL CONSENT. The parties hereto expressly and irrevocably consent to the jurisdiction of the State of California. Any action brought by or against either party in connection with the performance, termination, or breach of this Agreement shall be brought in the County of San Diego, and the parties hereby irrevocably agree that San Diego County shall be a convenient and exclusive forum for the hearing of such action.

     10. NOTICES. All notices or other documents under this agreement shall be in writing and delivered personally or mailed by certified mail, postage prepaid, addressed to the party being noticed at its last known address. Notices will be deemed to be received on the third day if by U.S. Mail, the next day if by express service and the same day if by personal or facsimile delivery.

     11.  TERM    This agreement shall cover the period from August 1,
          2002 through December 31, 2002.

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
     IN WITNESS WHEREOF, the parties have executed this Agreement on August 28, 2002.



Cybertel Communications Corporation    Universal Broadband Communications
2820 La Mirada                         18200 Von Karmen Avenue
Vista, CA 92083                        10th Floor
                                       Irvine, CA 92612


By:  /s/ Richard Mangiarelli           By: /s/Mark Ellis
   -----------------------------          -----------------------------
   Richard Mangiarelli                    Mark Ellis
   CEO                                    CEO









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